UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934)
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Soliciting Material Pursuant to 240.14a-12 [ ]
RMR Hospitality and Real Estate Fund
 (Name of Registrant as Specified In Its Charter)
BULLDOG INVESTORS GENERAL PARTNERSHIP
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Bulldog Investors General Partnership
Park 80 West - Plaza Two
Saddle Brook, NJ 07663
(201) 556-0092
Fax: (201)556-0097
pgoldstein@bulldoginvestors.com

February 6, 2007

Dear Fellow Shareholder of RMR Hospitality & Real Estate Fund:

As you probably know, our Fund's shares have been trading at a double-digit discount from net asset value for several years. We wrote several letters to management asking it to address this problem but were consistently rebuffed. Consequently, last November we notified management that we would
(1) nominate two persons for election as trustees at the 2007 annual shareholder meeting and (2) present a proposal to terminate the Fund's advisory agreement with RMR Advisers, Inc.

Management responded by filing a lawsuit to prevent us
(or any public shareholder) from owning more shares of the Fund than RMR. Apparently, the board and RMR consider us a threat to their domination of the Fund.
The lawsuit harms all shareholders because, as management acknowledges, it could have a "materially adverse impact upon" the Fund's NAV. We can easily see 5% of the NAV being lost due to unnecessary legal expenses. This is a shameful waste of the Fund's assets.

That is why we are offering shareholders an alternative. If our nominees are elected we will commence a tender offer promptly after the annual meeting to purchase all shares of the Fund's common stock at a price of 98% of NAV.

To illustrate, on February 3, 2007 the Fund's NAV was $27.21 whereas the market price was only $23.94, i.e., a discount of 12%. If that date was the pricing date of our tender offer, we would buy all common shares tendered to us at 98% of $27.21 or $26.67. That is $2.73 per share more than the market price if there is no pending lawsuit opposing our tender offer (including the aforementioned lawsuit brought by the Fund) or other legal impediment to our acquiring additional shares.

The choice is yours. You can vote for our nominees and pave the way for a tender offer that will allow you to sell your shares at a significant premium to the market price. Or you can vote for the status quo including the continuation of a lawsuit that will continue to deplete NAV week after week and a "do nothing" policy regarding the Fund's discount.

Please vote your proxy online at WWW.PROXYVOTE.COM or by telephone at 1-800-454-8683 if your shares are held in street name.
Alternatively, you can mail the GREEN proxy card in the enclosed envelope but please do it today.

Very truly yours,


Phillip Goldstein


PROXY STATEMENT OF BULLDOG INVESTORS GENERAL PARTNERSHIP, A
STOCKHOLDER OF RMR HOSPITALITY & REAL ESTATE FUND
IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF TRUSTEES AT THE ANNUAL MEETING OF SHAREHOLDERS ON MARCH 8, 2007

Bulldog Investors General Partnership ("BIGP"), a stockholder of RMR Hospitality & Real Estate Fund (the "Fund"), is sending this proxy statement and the enclosed GREEN proxy card to common and preferred stockholders of the Fund of record as of December 11, 2006.
We are soliciting a proxy to vote your shares at the Annual
Meeting of Shareholders of the Fund (the "Meeting") which is scheduled for March 8, 2007. Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders including the election of trustees. This proxy statement and the enclosed GREEN proxy card are first being sent to common and preferred stockholders of the Fund on or about February 6, 2007.

INTRODUCTION

There are two matters that the Fund has scheduled to be voted upon at the Meeting:
(1) the election of one trustee by the holders of preferred shares and
(2) the election of one trustee by the holders of common and preferred shares, voting together as a single class. In addition, we intend to submit (3) a proposal to terminate the Fund's advisory agreement with RMR Advisers, Inc. and (4) a proposal that seeks to bar the trustees from taking any action to prevent shareholders from accepting a tender offer for a price that is greater than the Fund's market price. We are soliciting a proxy to vote your shares FOR the election of our nominees as trustees and FOR our proposals.

Reasons for the Solicitation
The Fund's market capitalization is less than $60 million and it has a very high expense ratio which cuts deeply into shareholder returns. Soon after the Fund's common shares began trading in April 2004 they fell to a double-digit discount to their net asset value -
a discount that has persisted since then.   For example, on
February 3, 2007 the Fund's NAV was $27.21 compared to a market price of only $23.94, i.e., a discount of 12%.

We made several requests to RHR's management to address the discount but all of our requests were rejected. We then notified management that we intended to (1) nominate two persons for election as trustees at the 2007 annual shareholder meeting and (2) present a proposal to terminate the Fund's advisory agreement with RMR Advisers, Inc.

Management responded by convincing the trustees to file a lawsuit to prevent us (or any public shareholder) from beneficially owning more shares of the Fund than RMR Advisers. It is clear from the Fund's court filings that management sees us as a threat to its domination of the Fund and to its fee stream. We believe the real reason for the lawsuit is to remove that threat. After all, would any manager that believes it has a fiduciary duty to shareholders prosecute a lawsuit like this one that will not increase the Fund's
NAV by one pennybut could have, as management itself has admitted, a "materially adverse impact upon" the Fund's NAV?

We are conducting this solicitation in order to (1) get rid of a manager that places its own interest ahead of that of shareholders and refuses to even discuss measures to address the Fund's persistent double-digit discount, (2) elect trustees that will seriously consider such measures, and (3) bar the trustees from taking any action to limit shareholders from accepting a tender offer for a price that is greater than the Fund's market price.

If (1) our nominees are elected and (2) there is no pending lawsuit opposing our tender offer (including the aforementioned lawsuit brought by the Fund) or legal impediment to our acquisition of additional shares, then we will commence a tender offer promptly after the Meeting to purchase all shares of the Fund's common stock at a price of 98% of NAV. Our second proposal seeks to bar the trustees from taking any action to prevent shareholders from accepting such a tender offer or to prevent us from buying or owning any shares that are tendered.

How Proxies Will Be Voted
If you wish to vote FOR the election of our nominees and/or to vote on our proposals, you may do so by completing and returning a GREEN proxy card to us or to our agent. Unless you direct otherwise, your shares will be voted FOR the election of our nominees and FOR our proposals.
In addition, you will be granting the proxy holders discretionary authority to vote on any other matters that may come before the Meeting including matters relating to the conduct of the Meeting.

Voting Requirements

A trustee representing the preferred shareholders must be elected by the affirmative vote of a plurality of the Fund's preferred shares, voting as a class. A trustee representing all the shareholders must be elected by the affirmative vote of a plurality of the Fund's common shares and preferred shares, voting together as a class. The proposal to terminate the advisory agreement between RMR Advisers, Inc. and the Fund requires the lesser of the affirmative vote of (1) 67% of the shares present at the Meeting provided more than 50% of the Fund's outstanding shares are represented at the Meeting or (2) more than 50% of the outstanding shares. Abstentions will be treated as votes against the proposal. The proposal to bar the trustees from taking any action to limit the shareholders from accepting a tender offer above the market price will be approved if it receives the affirmative vote of a majority of the votes cast.

Revocation of Proxies
You may revoke any proxy prior to its exercise by: (i) delivering a written revocation to us; (ii) executing and delivering a later dated proxy; or (iii) voting in person at the Meeting or the Alternate Meeting described below. Attendance at the Meeting or Alternate Meeting will not in and of itself revoke a proxy. There is no limit on the number of times you may revoke your proxy before it is exercised.  Only your latest dated proxy
will be counted.

PROPOSAL 1: ELECTION OF TRUSTEES

At the Meeting, we intend to nominate Andrew Dakos and Phillip Goldstein respectively for election as trustees by
(1) the holders of preferred shares and (2) the holders of common and preferred shares, voting together as a single class.
Each nominee has consented to being named in this proxy statement and to serve as a trustee if elected. Unless noted, each nominee is independent and neither personally owns shares or has any arrangement or understanding with any person with respect to any future employment by the Fund or by any affiliate of the Fund. We do not know of any material conflicts of interest that would prevent either nominee from acting in the best interest of the Fund. Please refer to the Fund's proxy soliciting material for additional information concerning the election of trustees.

Andrew Dakos (born 1966); Park 80 West, Plaza Two, Suite C04, Saddle Brook, NJ 07663 - Mr. Dakos is a self-employed investment advisor and a principal of the general partner of three investment partnerships in the Bulldog Investors group of funds: Opportunity Partners L.P., Opportunity
Income Plus Fund L.P., and Full Value Partners L.P. and President of Elmhurst Capital, Inc. an investment advisory firm. He has been a director of the Mexico Income and Equity Fund since 2001.

Phillip Goldstein (born 1945); 60 Heritage Drive, Pleasantville, NY 10570 - Mr. Goldstein is an investment advisor and a principal of the general partner of three investment partnerships in the Bulldog Investors group of funds: Opportunity Partners L.P., Opportunity Income Plus
Fund L.P., and Full Value Partners L.P. He has been a director of the Mexico Income and Equity Fund since 2000, Brantley Capital
Corporation since 2001, the Emerging Markets Telecommunications
Fund since 2005 and the First Israel Fund since 2005.

Mr. Goldstein and his wife jointly beneficially own 6,000 common shares of the Fund which they purchased in May 2006. Mr. Dakos and Mr. Goldstein are principals of Kimball & Winthrop, Inc., the
Managing General Partner of BIGP. Kimball & Winthrop beneficially owns 20,000 common shares of the Fund which it purchased in July 2006. Each nominee has consented to serve as a trustee if elected.
There are no arrangements or understandings between BIGP and either nominee in connection with the nominations.

PROPOSAL 2: THE ADVISORY AGREEMENT BETWEEN RMR ADVISERS, INC. AND THE FUND SHALL BE TERMINATED.

The purpose of this proposal is to get rid of an investment advisor that places its own interest ahead of that of shareholders and refuses to even discuss measures to address the Fund's persistent double-digit discount. If the advisory agreement is terminated the board will have to determine whether to seek a new advisor, liquidate the Fund, seek a merger partner or to pursue some other option.
Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

PROPOSAL 3: NOTWITHSTANDING ANY PROVISION IN THE FUND'S ORGANIZING DOCUMENTS TO THE CONTRARY THE TRUSTEES SHALL NOT TAKE ANY ACTION THAT WOULD HAVE THE EFFECT OF LIMITING THE ABILITY OF SHAREHOLDERS TO TENDER THEIR SHARES AT A PRICE THAT IS GREATER THAN THE FUND'S STOCK PRICE.

We will commence a tender offer promptly after the Meeting to purchase all shares of the Fund's common stock at 98% of NAV if (1) our nominees are elected and (2) there is no pending lawsuit opposing our tender offer (including the aforementioned lawsuit brought by the Fund) or legal impediment to our acquisition of additional shares.

The legal effect of this proposal is uncertain and management may refuse to allow a formal vote on it. Nevertheless, we believe that significant shareholder support for this proposal will be a mandate to the trustees and may preclude them from taking any action that would have the effect of preventing the consummation of our tender offer. Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

THE SOLICITATION

Persons affiliated with or employed by BIGP or its affiliates may assist us in the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of common and preferred shares for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we will bear all of the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek reimbursement of our expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of our solicitation expenses which we estimate will be $10,000. There is no arrangement or understanding involving BIGP or any of our affiliates relating to future employment by or any future transaction with the Fund or any of its affiliates.

Other than as set forth in this Proxy Statement, there are no contracts, arrangements, or understandings entered into by any of the participants in the solicitation or, to the participants' knowledge, any of their respective associates within the past year with any person with respect to any of the Fund's securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division or losses or profits, of the giving or withholding of proxies. In addition, except as set forth in the Proxy Statement, none of the participants in the solicitation or, to the participants' knowledge, any of their associates has entered into any agreement or understanding with any person with respect to: (i) any future employment by the Fund or its affiliates; or (ii) any futuretransactions to which the Fund or any of its affiliates will or may be a party.

BIGP is the soliciting stockholder. As of February 2, 2007, BIGP beneficially owned 217,400 shares of the Fund, all of which were purchased between April 2005 and November 2006. As noted above, both of our nominees are affiliated with BIGP. On February 2, 2007, BIGP sold 125,000 shares of the Fund.

February 6, 2007


PROXY CARD

Proxy Solicited in Opposition to the Board of Trustees of RMR Hospitality & Real Estate Fund
(The "Fund") by Bulldog Investors General Partnership ("BIGP") for the 2007 Annual Meeting of Shareholders

The undersigned hereby appoints Phillip Goldstein, Rajeev Das, Andrew Dakos, and Tom Antonucci and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of the Fund, Inc. and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [  ].)

1.	ELECTION OF ONE TRUSTEE (Preferred Shares Only)

[ ] FOR ANDREW DAKOS 				[ ] WITHHOLD AUTHORITY

2.	ELECTION OF ONE TRUSTEE (Preferred and Common Shares)

[ ] FOR PHILLIP GOLDSTEIN 			[ ] WITHHOLD AUTHORITY

3: THE ADVISORY AGREEMENT BETWEEN RMR ADVISERS, INC. AND THE FUND SHALL BE TERMINATED.

FOR [   ]			AGAINST [   ]		ABSTAIN [   ]

4: NOTWITHSTANDING ANY PROVISION IN THE FUND'S ORGANIZING DOCUMENTS TO THE CONTRARY THE TRUSTEES SHALL NOT TAKE ANY ACTION THAT WOULD HAVE THE
EFFECT OF LIMITING THE ABILITY OF SHAREHOLDERS TO TENDER THEIR SHARES AT A PRICE ABOVE THE FUND?S STOCK PRICE.

FOR [   ]			AGAINST [   ]		ABSTAIN [   ]

Please sign and date below.  Your shares will be voted as directed.
If no direction is made, this proxy will be voted FOR the election of the nominees named above and FOR Proposals 3 and 4. The undersigned hereby acknowledges receipt of the proxy statement dated February 6, 2007 of BIGP and revokes any proxy previously executed.


Signature(s)___________________________________  	Dated: _______________